ARTICLES OF MERGER



     These Articles of Merger are between Quick & Easy Software, Inc., a Nevada corporation, and Star E Media Corp., a Nevada Corporation.

     1. Quick & Easy Software, Inc. is a corporation duly organized and existing under the laws of the State of Nevada.

     2. Star E Media Corp. is a corporation duly organized and existing under the laws of the State of Nevada.

     3. A Plan of Merger was duly adopted by both Quick & Easy Software, Inc. and Star E Media Corp. This Plan of Merger was unanimously approved by 100% of the outstanding shares of Star E Media Corp. with 10,000,000 shares voting for approval. The corporation has 10,000,000 shares outstanding. The Plan of Merger was approved by 83% of the outstanding shares of Quick and Easy Software, Inc. This represented 2,000,000 shares out of 2,400,000 shares voting for approval. The votes as set out above were sufficient for approval of the Plan of Merger by both corporations. A copy of the Plan of Merger is attached hereto and incorporated herein.

     4. The surviving corporation shall be Quick & Easy Software, Inc., and the Articles of Incorporation of Quick & Easy Software, Inc. are amended to read as follows:

                                   ARTICLE ONE
                                      NAME

     The  name  of  the  Corporation  is  Star  E  Media  Corp.

                                  ARTICLE FOUR
                                  CAPITAL STOCK

     The amount of the total authorized capital stock of this corporation is $100,000 as 100,000,000 shares each with a par value of one mil ($0.001). Such shares are non-assessable.

     IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed this 15th day of August, 2001.

ATTEST:                              Quick & Easy Software, Inc.
                                     a Nevada corporation


/s/  Carl T. Suter                   /s/  Joe R. Glenn
------------------                   -----------------
Carl T. Suter                        Joe  R.  Glenn
Secretary                            President



ATTEST:                              Star E Media Corp.
                                     a Nevada corporation


/s/  Gabriel Nassar                  /s/ E.G. Abbadessa
-------------------                  ------------------
Gabriel  Nassar                      E.G. Abbadessa
Secretary                            President



State of Arizona    )
                    )ss
County of Maricopa  )

     The foregoing instrument was acknowledged before me this _____ day of __________, 2001, by Carl T. Suter and Joe R. Glenn.



                                     Notary  Public


State of California )
                    )ss
County  of  Orange  )

     The foregoing instrument was acknowledged before me this _____ day a of __________, 2001, by E. G. Abbadessa and by Gabriel Nassar.



                                     Notary  Public

               CONFIDENTIAL MEMORANDUM OF UNDERSTANDING RE: MERGER


This memorandum is in reference to the obligation of Quick and Easy Software and Star E Media relative to the respective obligations of each to the other not otherwise addressed in the Merger Agreement concurrently executed by the parties hereto.

Upon  completion  of  the  merger  Quick  and  Easy  Software  shall:

1. Transfer to Paul M. Konapelsky, Attorney at Law, as escrow agent with full stock power, one million shares of its two million free trading shares of control stock which shall be released to parties as designated by Star E Media
(90)  days  after  completion  of  the  merger.
2. Assist in the completion of the merger, assignment of a new symbol and commencement of trading; assist in stock promotion and support, as well as fund raising efforts after completion of merger.
3.     Perform  such  acts  as  necessary  to  complete  the  merger  process.

Upon  completion  of  the  merger  Star  E  Media  shall:

1. Transfer to such persons as designated by Quick and Easy one million of its ten million restricted shares of common stock.
2.     Perform  such  acts  as  necessary  to  complete  the  merger  process.



QUICK  &  EASY  SOFTWARE,  INC.



/s/  Carl  T.  Suter                           signer not known
--------------------                           ------------------
Secretary & Director                           President & Director



STAR  E  MEDIA



/s/  Gabriel  Nassar                         /s/  E.  G.  Abbadessa
--------------------                         ----------------------
Secretary & Director                         President & Director

                                 PLAN OF MERGER


This Plan of Merger (the "Agreement") is dated as of August 15, 2001, and is between Quick & Easy Software, Inc., a Nevada corporation, (sometimes hereafter referred to as "Q&ES") and Star E Media Corp., a Nevada Corporation, (sometimes hereafter referred to as "Star E Media").

     WHEREAS, Quick & Easy Software, Inc., is a corporation duly organized and existing under the laws of Nevada. Q&ES maintains an office at 202 N. Curry Street, Suite #100, Carson City, Nevada 89703. Star E Media, is a corporation duly organized and existing under the laws of Nevada. Star E Media maintains an office in Irvine, California.

     WHEREAS, the authorized capitalization of Q&ES is 25,000,000 shares of common stock with a par value of one-tenth of one cent ($0.001) per share. There are presently 2,400,000 shares of common stock issued and outstanding as of the date hereof.

     WHEREAS, the authorized capitalization of Star E Media consists of 100,000,000 shares of $0.001 par value common stock of which 11,000,000 shares are issued and outstanding as of the date hereof.

     WHEREAS, the Board of Directors of Q&ES and Star E Media, deem it to the benefit and advantage of each of said corporations and their respective stockholders that Q&ES and Star E Media merge under and pursuant to the provisions of the laws of Nevada and that the surviving corporation after the merger be Q&ES, with the name of the surviving corporation being changed to Star E Media Corp.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE I

Except as herein specifically set forth, the corporate existence of Quick & Easy Software, Inc., a Nevada Corporation, with all its purposes, powers and objects, shall continue in effect and unimpaired by the merger, and Star E Media Corp., a Nevada corporation shall be merged into Q&ES and Q&ES, as the corporation surviving the merger, shall be fully vested therewith, and the separate existence and corpo4rate organization of Star E Media cease to exist as soon as the merger shall become effective as herein provided and thereupon Star E Media shall be merged into and become a single corporation, to-wit, Quick & Easy Software, Inc., a Nevada corporation (hereinafter sometimes referred to as the "surviving corporation"). The name of the surviving corporation shall be changed from Quick & Easy Software, Inc. to Star E Media Corp. This Agreement shall continue in effect and the merger shall become effective only if the Agreement is adopted by the stockholders of both of the companies involved herein who are parties to this agreement. Upon such adoption by the shareholders of the corporations to this agreement, the fact shall be certified upon the agreement as required by law, and Articles of Merger filed with the Secretary of State of Nevada. The Merger shall become effective at such time the required Articles of Merger are filed with the state of Nevada, which time is sometimes herein referred to as the "Effective date of the Merger."

                                   ARTICLE II

Upon the effective date of the Merger, the Articles of Incorporation of Quick & Easy Software, Inc. a Nevada corporation, as hereinafter amended, shall be the Articles of Incorporation of the surviving corporation. Said Articles of Incorporation are made a part of this Agreement and Plan of Merger with the same force and effect as if set forth in full. Said Articles of Incorporation shall be amended to read as follows:

                                   ARTICLE ONE
                                      NAME

          The  name  of  the  Corporation  is  Star  E  Media  Corp.

                                  ARTICLE FOUR
                                  CAPITAL STOCK

     The amount of the total authorized capital stock of this corporation is $100,000 as 100,000,000 shares each with a par value of one mil ($0.001). Such shares are non-assessable.

                                   ARTICLE III

On the effective date of the merger, the surviving corporation shall continue in existence and, without further transfer, succeed to and possess all of the rights, privileges, and purposes of the constituent corporation; and all of the property, real and personal, including subscriptions to shares, causes of action and every other asset of the constituent corporation, shall vest in the surviving corporation without further act or deed; and the surviving corporation shall be liable for all of the liabilities, obligations and penalties of the constituent corporation. No liability or obligation due or to become due, claim or demand for any cause existing against either corporation, or any stockholder, officer, director or employee thereof, shall be released or impaired by such merger. No action or proceeding, whether civil or criminal, then pending by or against the constituent corporation or any stockholder, officer, director or employee thereof shall abate or be discontinued by such merger, but may be enforced, prosecuted, defended, settled or compromised as if such merger had not occurred or the surviving corporation may be substituted in any action or proceeding in place of any constituent corporation.

If at any time the surviving corporation shall consider or be advised that any further assignment, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the surviving corporation the title to any property or rights of the constituent corporation or otherwise to carry out the provisions hereof, the proper officers and directors of the constituent corporation, as of the effective date of the merger, shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in the surviving corporation, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

The total number of shares of stock which the surviving company shall have authority to issue shall be 100,000,000 shares of common stock, with a par value of one-tenth of one cent ($0.001) per share, in accordance with the Articles of Incorporation as amended by the Articles of Merger when filed with the Nevada Secretary of State.

                                    ARTICLE V

Upon the effective date of the merger, each issued and outstanding share of common stock of Star E Media Corp. shall be and become converted into one shares of fully paid and nonassessable common stock $0.001 par value, of the surviving corporation. Upon the surrender of such certificate to the transfer agent of the surviving corporation, the transferee or other holder of the certificates surrendered shall receive in exchange therefore, a certificate or certificates of the surviving corporation. They will receive a total of 11,000,000 shares of the common stock of the surviving corporation. The said 11,000,000 shares will be restricted shares in that they will not be freely tradable and will be issued and held for investment purposes only and not with a view to the resale or other distribution thereof. The shareholders of Star E Media, by approving this agreement, represents and warrants that all of the shareholders of Star E Media who will receive the shares pursuant to this agreement, will hold said shares for investment purposes only and not with a view to the resale or other distribution thereof, and that they will have no intention of selling, transferring, hypothecating, or otherwise disposing of any or all of such shares at any particular time, for any particular price or upon the happening of any particular event. In issuing said shares the surviving corporation will be relying upon the truth and accuracy of these covenants, warranties, and representations in issuing said common stock to the shareholders of Star E Media without first registering the same under the Securities Act of 1933, as amended. It is understood that the management of Star E Media will obtain from each shareholder an Investment Letter that so states the above, and also states that the Star E Media shareholders know that the shares of stock they will receive will be "Restricted", and that such shares will bear a legend restricting their transferability. Each certificate will on its face have a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

If this agreement is approved and becomes effective, there will be a total of 13,400,000 shares issued and outstanding

                                   ARTICLE VI

The officers and directors of Q&ES at the effective date of the merger shall be as follows:

     Gabriel Nassar            Chairman, Director & Co-Chief Executive Officer
     Bachir Kassir             Co-Chief Executive Officer & Director
     E.G. (Gene) Abbadessa     President, Chief Operations Officer & Director
     Mehdi Hatamian            Director
     Anil Suri                 Director

If after the effective date of the merger, a vacancy shall exist in the board of directors of the surviving corporation, or in any of the offices specified above, such vacancy may be filled in the manner provided in the Bylaws of the surviving corporation.

                                   ARTICLE VII

All corporate acts, plans, policies, approvals and authorizations of each of the parties to this agreement, or their stockholders, boards of directors, committees elected or appointed by the board of directors, officers and agents, which were valid and effective immediately prior to the effective date of the merger, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the surviving corporation, and shall be as effective and binding thereon as they were on each of the corporations. It is intended that the transaction described herein qualifies as a reorganization within the definitions of the Internal Revenue Code, as amended.

                                  ARTICLE VIII

This Agreement of Merger shall be submitted to the stockholders of each of the corporations involved as provided by the applicable laws of the State of Nevada. There shall be required for the adoption of this Agreement the affirmative vote of the holders of at least a majority of the capital stock outstanding of each of the corporations that are a party to this agreement. In addition, consummation of the merger shall be subject to obtaining any consents or approvals determined by the respective Boards of Directors of the Corporations to be necessary to effect such merger.

                                   ARTICLE IX

The surviving corporation hereby agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of any of the corporations that are a party to this agreement.

                                    ARTICLE X

This Agreement and the merger may be terminated and abandoned by resolutions of the Boards of Directors of the corporations involved prior to the merger becoming effective. In the event of the termination and the abandonment of the Agreement and the merger pursuant to the foregoing provisions of this agreement, this Agreement shall become void and of no further effect without any liability on the part of either of the constituent corporations or its stockholders or the directors or officers in respect thereof.

                                   ARTICLE XI

This Agreement and Plan of Merger may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counter parts shall together constitute but one and the same instrument.

                                   ARTICLE XII

Between the date of this Agreement and the effective date, none of the constituent corporations shall:

     (a)     Declare  or  pay  dividends  to  its  stockholders.
     (b) Except in the normal course of business and for adequate value, dispose of any of its assets.
     (c)     Issue  any  additional  stock.

Upon the Effective Date of the Merger, all right title and interest in and to the software program owned by Q&ES and referred to by the name of "SpeeDex" shall be transferred to Kent R. Glenn. Said transfer shall include all technology and software, and all copyright rights, trademark rights, and patent rights, whether or not filed for. The transfer shall also include the name "SpeeDex". These assets, as described herein shall be referred to as The SpeeDex Assets. Filing the Articles of Merger with the Nevada Secretary of State shall complete the transfer of The SpeeDex Assets to Kent R. Glenn.

                                  ARTICLE XIII

1. Each of the parties to this agreement shall pay their own expenses, costs and attorney's fees incident to the preparation of this agreement and to the consummation of the transactions contemplated herein.

2. The validity, interpretation and performance of this agreement shall be controlled and construed under the laws of the State of Nevada.

3. Any assignment of this agreement or the rights of any of the parties hereunder, without the written consent of the other parties shall be void.

4. Prior to the effective date of the merger, each of the corporations will carry on its business in substantially the same manner in which such business has been conducted heretofore.

5. Each of the corporations involved herein will, at all reasonable times, allow the officers, attorneys, accountants, or other authorized representatives of the other involved corporation, from the date hereof until the effective date, to have free and full access to all of the properties, books, offices, accounts, contracts, and records of every kind in order that each corporation shall have full opportunity to make such investigation as it shall desire to keep itself fully informed with respect to the affairs of the other corporations.

     IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed, all as of the day and year first above written.

ATTEST:                                 QUICK & EASY SOFTWARE, INC.
                                        a Nevada corporation.


/s/  Carl T. Suter                    /s/  Joe R Glenn
------------------                    ----------------
Secretary  &  Director                  President  &  Director



ATTEST:                                 STAR E MEDIA CORP.
                                        a Nevada corporation


Secretary & Director                    President & Director